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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, pertaining to the 1997 Stock Option Plan of PCTEL, Inc. of our report dated March 30, 2005 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, of PCTEL, Inc. which appears in PCTEL's Annual Report on Form 10-K for the year ended December 31, 2004.

PricewaterhouseCoopers LLP

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
January 13, 2006